Exhibit 23.1

KPMG LLP	Telephone	(416) 777-8500
Chartered Accountants	Fax	(416) 777-8818
Bay Adelaide Centre	Internet	www.kpmg.ca
333 Bay Street Suite 4600
Toronto ON M5H 2S5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of North American Palladium Ltd.

We consent to the inclusion in this annual report on Form 40-F of:

•                 our Independent Auditors’ Report of Registered Public Accounting Firm dated February 23, 2012 on the consolidated financial statements of North American Palladium Ltd.. comprising the consolidated balance sheets as at December 31, 2011, December 31, 2010 and January 1, 2010, the consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010, and notes, comprising a summary of significant accounting policies and other explanatory information

•                 our Report of Independent Registered Public Accounting Firm dated March 30, 2012 on the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2011, December 31, 2010 and January 1, 2010 and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010

•                 our Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting dated March 30, 2012 on North American Palladium Ltd.’s internal control over financial reporting as of December 31, 2011 each of which is included in this annual report on Form 40-F of North American Palladium Ltd. for the fiscal year ended December 31, 2011.

We also consent to the incorporation by reference of such reports in the Registration Statement on Form S-8, File No. 333-13766 of North American Palladium Ltd.

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
March 30, 2012

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